ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "ASSIGNMENT") is made and entered into as of January 1, 2008 by and among TEMPLETON FUNDS, INC., a Maryland corporation (the "ASSIGNOR"), on behalf of its Templeton World Fund series, and TEMPLETON FUNDS, a Delaware statutory trust (the "ASSIGNEE"), on behalf of its Templeton World Fund series, and JPMorgan Chase Bank, N.A. (the "BANK"), formerly The Chase Manhattan Bank, N.A.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a certain Agreement and Plan of Reorganization dated as of January 1, 2008 between Assignor and Assignee, Assignor has conveyed and transferred to Assignee certain assets of Assignor; and

         WHEREAS, in connection with such conveyance of assets, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all rights, title and interests of Assignor in and to certain contracts to which Assignor is a party; and

         WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under such contracts from and after the date of this Assignment; and

         WHEREAS, the Assignor and the Bank are parties to a certain Custody Agreement dated as of June 1, 1984, amended September 1, 1985 and amended and restated as of February 11, 1986 and May 15, 1996, and as further amended by Amendments dated July 5, 1996 and March 2, 1998, and as further amended by a certain Amendment No. 2 dated July 23, 1998 and a certain Amendment No. 3 dated as of May 1, 2001 (collectively, the "CUSTODY Agreement"); and

         WHEREAS, the parties hereto desire that the Custody Agreement be transferred from Assignor to Assignee, as more specifically set forth below.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. TRANSFER AND ASSIGNMENT. Assignor hereby sells, transfers and assigns to Assignee, its successors and assigns, all rights, title and interests of Assignor in, to and under the Custody Agreement.

     2. ASSUMPTION OF OBLIGATIONS. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under the Custody Agreement from and after the date of this Assignment.

     3. CONSENT TO ASSIGNMENT. Notwithstanding the provisions of Section 22 of the Custody Agreement, the Bank hereby acknowledges, consents and agrees to the foregoing assignment and assumption of the Custody Agreement.

     4. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws provisions thereof.

     5. BINDING EFFECT. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     6. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the day and year first above written.


                        TEMPLETON FUNDS, INC., a Maryland corporation, on behalf of its Templeton World Fund


                    By: /s/DAVID P. GOSS
                        -----------------------------------------------
                        Name:    David P. Goss
                        Title:   Vice President and Assistant Secretary


                        TEMPLETON FUNDS, a Delaware statutory trust, on behalf of its Templeton Foreign Fund


                    By: /s/CRAIG S. TYLE
                        ------------------------------------------------
                         Name:    Craig S. Tyle
                         Title:   Vice President and Assistant Secretary


                        JPMORGAN CHASE BANK, N.A.


                    By: /s/APRIL JOHNSTON
                       -------------------------------------------
                        Name:    April Johnston
                        Title:   Vice President